SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 29, 1996

                    4KIDS ENTERTAINMENT, INC.
         (Exact name of registrant as specified in charter)

   New York                  0-7843              13-2691380
(State or other juris-      (Commission       (IRS Employer
diction of Incorporation)   File number)      Identification No.)

 1414 Avenue of the Americas, New York, New York      10019
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,

   including area code                        (212) 758-7666

                      LEISURE CONCEPTS, INC.

   (Former Name or Former Address, if Changed Since Last Report)


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Item 2.           Acquisition or Disposition of Assets.

                  On May 29, 1996, Registrant's line of credit (the "Credit Facility") with Chemical Bank, which was scheduled to expire on June 30, 1996 was renegotiated and renewed through June 30, 1997. Under the new terms, Registrant may borrow, from time to time for general working capital purposes, up to $2 million. The Credit Facility provides for an interest rate of 1% over Chemical Bank's prime rate and an annual fee of 3/4% payable quarterly. To secure the Credit Facility, Registrant's subsidiaries, Leisure Concepts, Inc., 4Kids Productions, Inc. and The Summit Media Group, Inc., have guaranteed payment and granted a security interest in their accounts receivable to Chemical Bank.

Item 7. Exhibits.

                  See Index of Exhibits annexed hereto.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     4KIDS ENTERTAINMENT, INC.

                                           By /S/
                                                   ----------------------------
                                                    Joseph P. Garrity, Executive
                                                      Vice President and Chief

                                                             Financial Officer

Dated:  June 10, 1996



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                                INDEX OF EXHIBITS

Exhibit No.                        Description                        Page No.

 2.      (a)              Security Agreement, dated May 29, 1996,        5
                          by and between Leisure Concepts, Inc. and Chemical Bank

         (b)              Security Agreement, dated May 29, 1996,        8
                          by and between 4Kids Productions, Inc.
                          and Chemical Bank

         (c)              Security Agreement, dated May 29, 1996,        11
                          by and between The Summit Media Group,
                          Inc. and Chemical Bank








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